UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020

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Loop Media, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-55591	47-3975872
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 N. Central Ave., Suite 430 Glendale, CA		91203
(Address of Principal Executive Office)		(Zip Code)

(818) 823-4801

(Registrant's telephone number, including area code)

Interlink Plus, Inc. 4952 S. Rainbow Blvd., Suite 326 Las Vegas, NV – June 30
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As disclosed in the Current Report on Form 8-K filed on April 16, 2020, Loop Media, Inc., a Nevada corporation, (the "Company") was unable to file a required amendment (the "Report Amendment") to its Current Report on Form 8-K filed on February 7, 2020, which will include financial statements for the Company’s most recent two fiscal years ending December 31, 2019 (the “FY2019 / FY2018 Accounts”), as required by Item 9.01 thereof, due to the circumstances related to the novel coronavirus ("COVID-19") outbreak. As further disclosed in the Current Report on Form 8-K filed on May 20, 2020, the Company was also unable to file its Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2020 (the "10-Q") due to circumstances related to the COVID-19 outbreak. In particular, the COVID-19 outbreak has caused displacement of staff in order to comply with “stay at home” orders at, and disruptions in the business of, the Company and its outside advisors, including its auditors and external accounting consultants. These displacements and disruptions have delayed the completion and review of the Company's financial statements, including the FY2019/FY2018 Accounts and, in turn, the quarterly financial statements to be included in the 10-Q. The quarterly financial statements cannot be prepared and reviewed by the Company’s independent auditor until completion by the independent auditor of the FY2019/FY2018 Accounts audit.

As stated in the Current Reports mentioned above, the Company believed that it would file the Report Amendment no later than June 1, 2020 (which was 45 days from the Report Amendment's original filing deadline of April 17, 2020) and the 10-Q no later than June 29, 2020 (which was 45 days following the 10-Q's original filing deadline of May 15, 2020). The filings of the Report Amendment and the 10-Q were not filed by these dates and have been further delayed by, among other things, (i) the continued displacements and disruptions caused by the COVID-19 outbreak and (ii) the remaining analysis required in connection with the accounting treatment and supporting documentation for several transactions by, or events related to, a predecessor company, ScreenPlay Entertainment, which was effectively merged into the Company as of January 24, 2020 and whose financial statements were not audited and not prepared in accordance with Generally Accepted Accounting Principles (GAAP). The accounting treatment analysis and related items must be completed by the Company in order for its independent auditor to finalize its audit procedures and for the Company to file the Report Amendment and 10-Q.

The Company is not current in its reporting obligations, which requires timely filing of periodic financial reports with the Securities and Exchange Commission, as a result of not filing the Form 10-Q and of the ongoing delay in filing the Report Amendment. The Company’s common stock trades on the over-the-counter market in the OTC Pink Open Marketplace platform provided by OTC Markets Group. There are no filing or financial requirements for companies that trade in the OTC Pink marketplace and, as such, the Company’s common stock will continue to trade there.

The Company is presently endeavoring to finalize the accounting treatment analysis and provide supporting documentation for the transactions and events referenced above, working in direct consultation with its independent auditor. The Company will continue to work diligently towards finalizing the audit of the FY2019 / FY2018 Accounts, completion of the Report Amendment and 10-Q, and regaining compliance with its periodic reporting obligations, as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 6, 2020	LOOP MEDIA, INC.

	By:	/s/ Jon Niermann
Jon Niermann, CEO